Exhibit 99.1
Tianli Agritech, Inc. Announces $3.2 Million Private Placement Transaction

Press Release: Tianli Agritech, Inc.

WUHAN, China, Sept. 30, 2013 /PRNewswire/ -- Tianli Agritech, Inc. (OINK) ("Tianli" or the "Company"), a leading producer of breeder hogs, market hogs and black hogs, headquartered in Wuhan City, China, today announced that the Company has agreed to sell 2,760,000 shares of its common stock at a price of $1.16 per share ($3.2 million in the aggregate) to Mr. Wei Gong (the "Investor"), a citizen of the PRC. The offering price represents an approximately 43% premium over Tianli's share price at last Friday's market close of $0.81.

To comply with Nasdaq Marketplace Rule 5635(d) which limits the number of shares of the Company's common stock that can be sold in a private placement to no more than 20% of the 11,194,000 shares outstanding, subject to certain exceptions as provided in the Nasdaq Marketplace Rules, the Company sold 2,238,000 shares of its common stock to the Investor for a total consideration of $2,596,080 on September 28, 2013. The balance, 522,000 shares with a total consideration of $605,520, is expected to be completed within three days after the first to occur of (1) the receipt by the Company from Nasdaq of an acknowledgement that it is exempt from Marketplace Rule 5635(d) or (ii) the receipt by the Company of a vote of its shareholders approving the sale by the Company to the Investor of a number of shares greater than 20% of the shares currently outstanding.

Mrs. Hanying Li, Chairwoman and CEO of Tianli Agritech commented, "We are very pleased to welcome Mr. Wei Gong to be a substantial shareholder of Tianli and appreciate the support of our new and existing investors. As a prominent investor, a prolific author, and one of the pioneers of incubation centers in China, Mr. Gong currently serves as the Director of Wuhan East Lake Hi-tech Innovation Center, a position he has been holding since 1987. We believe the value of having Mr. Gong as our substantial shareholder is both financial and strategic and expect to benefit tremendously from Mr. Gong's involvement in our business."

Mr. Wei Gong stated, "We believe China's continuing transition from export- and investment- driven growth to domestic consumption-driven growth bodes well for the hog industry. With its well established market position, steadily growing Black Hog Program in Enshi Prefecture, and quickly expanding retail presence, in our view Tianli is well positioned to further strengthen its leading market position in the Wuhan market and take full advantage of the growing trend in pork consumption in China. With the stock trading at just 0.2x of its book value, we are thrilled to have the opportunity to take a large position in the Company at a very reasonable price. We look forward to a mutually beneficial relationship with Mrs. Li and the Tianli team for many years to come."

About Tianli Agritech, Inc.

Tianli Agritech, Inc. is in the business of breeding, raising and selling breeder and market hogs in China and is developing a retail channel for its pork products including high-value, black hog meat. The Company is focused on growing high quality hogs for sale for breeding and meat purposes. The Company conducts genetic, breeding and nutrition research to steadily improve its production capabilities.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com
Web: http://www.weitian-ir.com